                                                        Secured Party's Original
                                                                 Counterpart # 1

     LEASE AGREEMENT dated as of May 10, 1988 between AMERICAN FINANCE GROUP, INC., a Massachusetts Corporation not in its individual capacity but solely as Trustee under that certain trust agreement "AmComp AI4/AI5 Trust" (together with its successors and assigns in such capacity, "Lessor") with its principal place of business at Exchange Place, Boston, Massachusetts 02109, and COMAIR, INC., an Ohio Corporation ("Lessee") with its principal place of business at Greater Cincinnati International Airport, Tower Drive, Erlanger, Kentucky 41018.


                                  INTRODUCTION
                                  ------------

     This Lease Agreement relates to the Airframe and the Engines and the Propellers installed on the Airframe described in Lease Supplement No. 1 hereto, together with the Parts appertaining thereto. A counterpart of this Lease Agreement is to be filed for recordation with the Federal Aviation Administration as one document.

     ACCORDINGLY, in consideration of the terms, conditions and covenants contained herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     I.   Definitions
          -----------

     Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:


     "Aircraft" - the Airframe to be delivered and leased hereunder together
      --------
with the two Engines installed thereon and two Propellers attached thereto described under the Lease Supplement executed and delivered with respect to the Airframe (or any Replacement Engine or Replacement Propeller), whether or not any of such initial or substituted engines or propellers may from time to time be installed on the Airframe or may be installed on any other airframe, any spare part delivered with the Aircraft and all logs, manuals and other records with respect to the Aircraft, and all substitutions, replacements and renewals of any and all thereof.

     "Airframe" - (i) the Saab SF 340A aircraft, serial no. 340A-014 (except
      --------
Engines or Propellers or engines or propellers from time to time installed thereon) leased hereunder by Lessor to Lessee pursuant to the Lease Supplement;
(ii) any and all Parts so long as the same are incorporated or installed in or attached or belonging to the Airframe or the Aircraft, or so long as title thereto shall remain vested in Lessor in accordance with the terms of this Lease after removal from such airframe; and (iii) insofar as title to the same is from time to time vested in Lessor, all substitutions, replacements or renewals from time to time made in or to the Airframe or to any of the items referred to in clauses (i) and (ii) above or to any part thereof as required or permitted under this Lease.

     "Base Lease Period" - a period beginning on the Delivery Date and expiring
      -----------------
on a date 60 calendar months thereafter.

     "Basic Rent" - for the Aircraft - rent payable throughout the Base Lease
      ----------
Period for the Aircraft pursuant to Section 3(b).

     "Business Day" - any day on which commercial banks are open for business in
      ------------
the Commonwealth of Massachusetts and Cincinnati, Ohio.

     "Default" - an Event of Default or event which would constitute an Event of
      -------
Default but for the lapse of time or the giving of notice or both.

     "Delivery Date" - the date the Lessee accepts the Aircraft under the Lease
      -------------
Supplement.

      "Engine" - with respect to the Aircraft - (i) each of the two General
       ------
Electric model CT7-5A2 aircraft engines, listed by manufacturer's serial numbers in the Lease Supplement and originally installed on the Airframe of the Aircraft, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any Replacement Engine; (iii) any and all Parts incorporated or installed in or attached or belonging thereto or any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of this Lease after removal from such Engine; and (iv) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such Engine or to any of the items referred to in clause (i), (ii), or (iii) above or to any part thereof as required or permitted under this Lease. Except as otherwise set forth herein, at such time as a Replacement Engine is so substituted and the Engine for which the substitution is made is released from the Lien of the Loan Agreement, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, if the context so requires, as of any date of determination, all Engines then leased hereunder.

      "Event of Default" - as defined in Section 12.
       ----------------

      "Event of Loss" - any of the following events: (a) with respect to the
       -------------
Aircraft, any Engine or any Propeller, loss of such property or the loss of use thereof due to theft or disappearance for a period in excess of 90 days or destruction, damage beyond repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever, (b) with respect to the Aircraft, any Engine or any Propeller, any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss, (c) with respect to the Aircraft, any Engine or any Propeller, the condemnation, taking, confiscation or seizure of, or requisition of title to, such property, or the loss of use of such property for a period in excess of 90 days (or for such shorter period ending on the date on which an insurance settlement with respect to such property on the basis of a total loss shall occur), other than a requisition for use by the United States Government that does not continue beyond the end of the Term, and pursuant to which requisition, the United States Government shall have agreed to make payments sufficient in amount for the discharge of the obligations of Lessee hereunder to pay Rent or Lessee shall have provided other security reasonably acceptable to Lessor in the event the United States Government shall not have so agreed to make such payments, (d) with respect to the Aircraft, any Engine, or any Propeller, as a result of any rule, regulation, order or other action by the FAA, or other Governmental Body having jurisdiction, the use of such property in the normal course of interstate air transportation of persons shall have been prohibited for a period of 120 consecutive days, unless Lessee, prior to the expiration of such 120-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if such use shall have been prohibited for a period of 360 consecutive days, or (e) with respect to the Aircraft, the operation or location thereof, while under requisition for use by the United States Government, for a period of seven days or more in any area excluded from coverage by the terms of Section 9 if Lessee shall be unable to obtain indemnity or insurance in lieu thereof from the United States Government. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of the Aircraft.

     "FAA" - the Federal Aviation Administration and any successor agency
      ---
thereto.

     "Government Body" - the United States Government or any instrumentality or
      ---------------
agency thereof.

     "Lease" - "this Lease Agreement", "this Lease", "this Agreement", "herein",
      -----
"hereunder", "hereby" or other like words in the Lease Agreement as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease supplements entered into pursuant to the applicable provisions hereof.

     "Lease Supplement" - the Lease Supplement, substantially in the form of
      ----------------
Exhibit A hereto, entered into between Lessor and Lessee for the purpose of leasing the Aircraft, Airframe, Engines and Propellers under and pursuant to the terms of this Lease Agreement, including, without limitation, any amendment thereto entered into subsequent to the Delivery Date of the Aircraft, Airframe, Engine or Propeller.

     "Lender" - Depositors Trust Company, Lexington, Massachusetts 02173.
      ------

     "Lien" - any mortgage, pledge, lien, charge, lease, exercise of rights,
      ----
security interest or encumbrance of any nature whatsoever.

     "Loan Agreement" - collectively, the Continuing Letter of Credit and
      --------------
Security Agreement, dated as of May 2, 1988, and the Security Agreement - Aircraft Chattel Mortgage dated as of May 2, 1988.

     "Obsolete  Parts" - parts which Lessee reasonably deems obsolete or no
      ---------------
longer suitable or appropriate for use in the Airframe, Engine, or Propeller.

     "Overdue Rate" - shall mean two percent above the per annum rate of
      ------------
interest announced from time to time by Citibank N.A. in New York City to be its "prime rate", each change in such "prime rate" to cause a simultaneous and equal change to the Overdue Rate.

     "Parts" - any and all appliances, parts, instruments, appurtenances,
      -----
accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines and other than complete Propellers or propellers), which may from time to time be incorporated or installed in or attached to the Airframe, Engines or Propellers.

     "Permitted Liens" - Liens arising as a result of (i) claims against or
       ---------------
arising by, through, or under Lessor not related to this Lease or Lessor's interest in the Aircraft, (ii) acts of Lessor not permitted hereunder, (iii) claims against Lessor arising from the voluntary transfer by Lessor of its interest in the Aircraft when an Event of Default shall not have occured and be continuing other than a transfer pursuant to Section 7 hereof, (iv) any grant or transfer by Lessor of a security interest or lien in the Aircraft to any mortgagee, secured party or other person, other than after an Event of Default has occurred and is continuing in existence and in connection therewith Lessor has begun to exercise remedies under Section 13 hereof; (v) construction, materialmen's, mechanics', workers', suppliers', repairmen's, employees' or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any material danger of of the sale, forfeiture or loss of the Aircraft, any Engine or any Propeller or any part thereof, title thereto or any interest therein and shall not interfere with the use of the Aircraft, any Engine or any Propeller or the payment of Rent; and
(vi) liens for taxes, levies, imposts, duties, license, permit or inspection fees or other governmental charges of any kind either not yet due or being contested in good faith and by appropriate proceedings that suspend the collection thereof and for the payment of which Lessee shall have provided adequate reserves on its books in accordance with generally accepted accounting principles, so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of the Aircraft, any Engine or Propeller or any part thereof, title thereto or any interest therein and shall not interfere with the use of the Aircraft, any Engine or any Propeller or the payment of Rent.

     "Person" - any individual, corporation, joint venture, association, joint
      ------
stock company, partnership, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      "Propeller" - with respect to an Engine - (i) each of the two Dowty Rotol
       ---------
model R320/4-123-F/l four-blade aircraft propellers initially attached to or relating to an Engine installed on the Aircraft and listed by manufacturer's serial numbers in the Lease Supplement describing the Aircraft whether or not from time to time thereafter attached to an Engine installed on the Aircraft or any other Engine or engine, (ii) any Replacement Propeller (iii) any and all Parts incorporated or installed therein or attached thereto and any and all Parts removed from such Propeller so long as title thereto remains vested in Lessor in accordance with this Lease after removal from such Propeller and (iv) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such propeller or to any of the items referred to in clauses (i), (ii) and (iii) above, or to any part thereof as required or permitted under the Lease. Except as otherwise set forth herein, at such time as a Replacement Propeller is so substituted and the Propeller by which the substitution is made is released from the Lien of the Loan Agreement, such replaced Propeller shall cease to be a Propeller under the Lease. The term "Propellers" means, if the context so requires, as of any date of determination, all Propellers to be leased or then leased hereunder.


      "Rent Adjustment" - shall equal an amount equal to (i) the Lessee's actual
     ---------------
cost for the parts substantially similar to those listed on Exhibit C hereto (such cost not to exceed the total amount shown thereon) plus (ii) the Lessee's actual cost to perform Saab Service Bulletin 55-008, both computed on the second Rent Payment Date of the Lease divided by (iii) five.

      "Rent Payment Date" - the (i) Delivery Date and (ii) each of the same date
      -----------------
of the month as the Delivery Date commencing with that month 6 months after the Delivery Date and continuing thereafter for 53 consecutive months for a total of 54 consecutive monthly payments.

      "Replacement Engine" - each General Electric model CT7-5A2 aircraft engine
       ------------------
(or aircraft engine of the same or an improved model), which may be installed on the Airframe, without materially impairing the value or utility of the Aircraft, and is certified for use on a Saab SF 340A Aircraft, which shall have been substituted for an Engine pursuant to Section 7, 8(b), or 8(e) or 15(a), together with all Parts relating to such engine.

      "Replacement Part" - as defined in Section 7(a).
       ----------------

      "Replacement Propeller" - each Dowty Rotol model R320/4-123-F/l four-
       ---------------------
blade propeller (or propeller of the same or an improved model) which may be installed on an Engine without materially impairing the value or utility of the Aircraft and is certified for use on a Saab 340A Aircraft, which shall have been substituted for a Propeller pursuant to Section 7, 8(b), 8(e) or 15(a) for any Propeller, together with all Parts relating to such Propeller.

      "Supplemental Rent" - any and all amounts, liabilities and other
       -----------------
obligations which Lessee assumes or agrees to pay to any Person under any Operative Document, (excluding Interim Rent and Basic Rent).

      "Term" - as to the Aircraft - the period commencing on the Delivery Date
       ----
through and including a date 60 months from the Delivery Date, unless sooner terminated in accordance with the terms of this Lease.

      "Termination Value" - for the Aircraft, as of any Rent Payment Date, the
      -----------------
amount shown in Exhibit B (Termination Value Schedule) under the heading "Termination Value".

      2.  Acceptance Under Lease.
         -----------------------
     Lessee hereby agrees to accept delivery of the Aircraft on the Delivery Date and simultaneously to lease the Aircraft as provided hereunder, as evidenced by the execution by Lessor and Lessee of the Lease Supplement. Lessee shall be deemed to have accepted delivery of the Aircraft on the date and at the location set forth in the Lease Supplement. Lessee hereby agrees that such acceptance of delivery shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement, and Lessee shall promptly take possession of the Aircraft pursuant to the terms of this Lease.

      3.  Term and Rent.
          --------------

      (a)  Term. The Term for the Aircraft shall consist of the Basic Lease
           ----
Period.

      (b)  Basic Rent.  The Basic Rent shall be as follows:
           -----------

               Rent Payment              Basic
                   Date                  Rent
               -------------             --------
               Delivery Date             $350,000



               The second and
               each subsequent
               Rent Payment Date
               (commencing 6 months
               after the Delivery
               Date)                     $ 60,000

     Notwithstanding the foregoing, the payments of Basic Rent due in months 56 through and including 60 of the Term shall be reduced by the Rent Adjustment.

      (c)  Other Payments to Lessor. Lessee shall also pay to Lessor or to
           ------------------------
whomever shall be entitled thereto as expressly provided herein or in any other Operative Document the following amounts:

           (i) on demand, any Supplemental Rent (other than Termination Value) when the same shall be due and payable;

           (ii) on the date provided herein, any amount payable hereunder as Termination Value; and

           (iii) on demand, to the extent permitted by applicable law, interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on any payment owing hereunder not paid when due for any period during which the same shall be overdue at the Overdue Rate.

      (d)  Method of Payment. All payments of Rent hereunder shall be made so
           -----------------
that Lender shall have immediately available funds (in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts) no later than 11:00 a.m. (local time) on the date payable hereunder if such day is a Business Day or if such day is not a Business Day, the next preceding Business Day, and all payments of Basic Rent and Supplemental Rent due or to become due hereunder shall be paid to the Lessor and if made by wire transfer, to Bank of Boston, 100 Federal Street, Boston, Massachusetts ABA 011000390 for the account of AFG Rent Escrow, Account No. 544-56972, or at such other address or to such Person as Lessor may direct by notice in writing to lessee.

      (e)  No Invoice. Payment made by Lessee hereunder shall be made without
           ----------
the requirement that Lessee have received an invoice or notice, except as expressly provided herein.

      4.   Lessor's Representations and Warranties;
           Certain Agreements of Lessee
           ---------------------------------------

      (a)  Lessor's Representations and Warranties. LESSOR IS NOT A MANUFACTURER
           ---------------------------------------
OF THE AIRCRAFT OR A DEALER IN SIMILAR AIRCRAFT AND IT HAS NOT INSPECTED THE AIRCRAFT PRIOR TO DELIVERY AND TO ACCEPTANCE BY LESSEE. LESSEE (i) ACKNOWLEDGES AND AGREES THAT THE AIRCRAFT IS BEING DELIVERED BY LESSOR TO LESSEE "AS IS" AND "WHERE IS" AND THAT NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER HAS BEEN OR IS GIVEN BY OR IS TO BE IMPLIED ON THE PART OF LESSOR IN RELATION TO THE AIRCRAFT, (ii) HEREBY WAIVES AS BETWEEN ITSELF AND LESSOR OF ALL RIGHTS, EXPRESSED OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AGAINST LESSOR IN THE AIRCRAFT RELATING TO THE CAPACITY, AGE, QUALITY, DESCRIPTION, STATE, CONDITION, TITLE, VALUE, WORKMANSHIP, DESIGN, CONSTRUCTION, USE, OPERATION OR PERFORMANCE, DURABILITY OR COMPLIANCE WITH SPECIFICATIONS OF THE AIRCRAFT AND THE LEASING THEREOF BY LESSOR TO LESSEE, OR TO THE MERCHANTABILITY OR
                                                   ---------------
SUITABILITY OF THE AIRCRAFT OR ITS FITNESS FOR ANY USE OR PURPOSE OR AS TO ITS
                                   ------------------------------
AIRWORTHINESS OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR PART THEREOF, AND (iii) AGREES THAT ALL RISKS OF ANY NATURE, WHETHER PATENT OF LATENT, INCIDENT THERETO ARE TO BE BORNE BY LESSEE AND LESSOR SHALL HAVE NO LIABILITY OR RESPONSIBILITY WITH RESPECT THERETO, except that Lessor represents and warrants that on the Delivery Date Lessor shall have title to the Aircraft free and clear except for the interest of Lender under the Loan Agreement; Lessor represents and warrants that it has the right and authority to lease the Aircraft hereunder. In particular and without prejudice to the generality of the foregoing Lessor shall be under no liability whatever and howsoever arising, whether in contract or tort or both, in respect of any loss, liability, damage or delay of or to or in connection with the Aircraft or any Person (which expression includes, without prejudice to the generality thereof, states, governments, municipalities and local authorities) or property whatsoever, whether on board the Aircraft or elsewhere irrespective of whether such loss, damage or delay shall arise (y) from the Aircraft not being in an airworthy condition, or (z) from any action or omission of Lessor (other than any action or omission which constitutes willful misconduct or gross negligence of Lessor). The provisions of this Section 4 have been negotiated and are intended to be a complete exclusion and, except as provided above, negation of any representation of warranty, express or implied, by Lessor with respect to the Aircraft, or any part thereof, whether arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations (express or implied) of Lessee, any manufacturer, subcontractor or supplier with respect to the Airframe, any Engine, any Propeller, or any appliances, spare parts, instruments, accessories, seats or other equipment or parts of whatever nature forming a part of or installed on or attached or belonging to the Airframe, Engines or Propellers or to release Lessee, Manufacturer or any such manufacturer, subcontractor or supplier from any such representation, warranty or obligation.

     (b)   Assignment of Warranties. Lessor hereby assigns to Lessee such rights
           ------------------------
as Lessor may have (to the extent Lessor may validly assign such rights) under all manufacturers' and suppliers' warranties with respect to the Aircraft, provided, however, that the foregoing rights shall automatically revert to
- --------  -------
Lessor upon the occurrence and during the continuance of any Event of Default hereunder, or upon the return of the Aircraft to Lessor.

     5.  Liens.
         -----
     Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft, Lessor's title thereto or any interest therein or in this Lease or any interest of Lessor in any Rent, except for Permitted Liens. Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien not so excepted if the same arises at any time.

     6.  Registration, Maintenance, Operation and Insignia; Possession.
         -------------------------------------------------------------

     (a) Lessee, at its own cost and expense, shall: (i) forthwith upon the delivery thereof hereunder and at all times thereafter (A) cause the Aircraft to be and remain duly registered under the laws of the United States of America in the name of Lessor, so long as Lessor remains eligible for such registration, and shall not do anything that might cause the Aircraft to be ineligible for United States registration, (B) cause the Loan Agreement and the any other supplements thereto to be duly recorded and maintained of record as a first mortgage on the Aircraft except as prevented by acts of Lessor and/or Lender, and (C) promptly deliver to Lessor true copies of all applications made in relation to the Aircraft, of all certificates of registration issued pursuant to such applications and of all notifications affecting such registration, and shall not do, or permit to be done by any Person, any act which might cause the Aircraft to be ineligible for United States registration; (ii) maintain, inspect, service, repair, overhaul and test the Aircraft in compliance with an FAA-approved maintenance program and the manufacturers' or suppliers' FAA mandated requirements and instructions and take any other necessary action so as to keep the Aircraft in as good condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, in good operating condition and in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act of 1958, as amended, and as may be necessary to maintain in full force all warranties of relevant manufacturers but in any event in a manner, to an extent and with a standard of care not less than that employed by Lessee with respect to similar aircraft owned or leased by Lessee; provided, however, that Lessee shall not be deemed in
                           --------  -------
violation of this clause (ii) solely as a result of withdrawal of the airworthiness certification of the Aircraft by the FAA not resulting from Lessee's failure to maintain the Aircraft so long as Lessee is taking necessary action to correct the condition resulting in such withdrawal of certification;
(iii) maintain and permit Lessor to examine at any reasonable time all records, logs and other materials required by the FAA to be maintained in respect of the Aircraft; (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any Governmental Body as a result of Lessor's interest in the Aircraft; and (v) comply with all mandatory requirements of the FAA or any other Governmental Body having jurisdiction over the Aircraft. Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any Governmental Body having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any Governmental Body. In the event that such laws, rules, regulations or orders require alteration of the Aircraft, Lessee will conform thereto or obtain waiver of conformance therewith at no expense to Lessor and will maintain the same in proper operating condition under such laws, rules, regulations and orders; provided, however, that Lessee may in good faith (after having delivered
        --------  -------
to Lessor a certificate signed by the President or any Vice President of Lessee stating the facts with respect thereto), contest the validity or application of any such law, rule, regulation or order in any reasonable manner that does not have a material adverse effect on Lessor or Lender. Lessee also agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance in effect or required to be maintained by the terms of Section 9, except in the case of a requisition by the United States Government, where Lessee obtains indemnity in lieu of such area or (ii) in any recognized or threatened area of hostilities unless fully covered by war risk insurance in accordance with Section 9, or unless the Aircraft is operated or used under contract with the United States Government under which contract the United States Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons or damage to property of others. Lessee further agrees not to operate the Aircraft, or suffer the Aircraft to be operated, to any destination outside the United States, Canada and all Caribbean countries except for Cuba.

     (b) Lessee will not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, sublease or otherwise in any manner deliver, transfer or relinquish possession, or enter into any contract or arrangement obligating it to deliver, transfer or relinquish possession, of the Airframe, Engines or Propellers or install any Engine or Propeller, or permit any Engine or Propeller to be installed, on any airframe other than the Airframe, except that, so long as no Event of Default exists, and so long as the action to be taken shall not affect the security interest created under the Loan Agreement on the Airframe or any Engine or Propeller, Lessee may, without the prior written consent of Lessor:

         (i) subject any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with other United States air carriers; provided (A) no such agreement or arrangement contemplates, permits or
          --------
requires the transfer of title to any Engine, (B) if Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 8(b) in respect thereof and (C) Lessee does not relinquish possession of such Engine for a continuous period of more than 180 days;

         (ii) deliver possession of the Airframe or any Engine or Propeller to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe, Engines or Propellers or any part thereof or for alterations or modifications in or additions to the Airframe, Engines or Propellers to the extent required or permitted by the terms of Section 7(c);

         (iii) install an Engine on an airframe or a Propeller on an engine owned by Lessee, free and clear of all Liens, except (A) as permitted herein,
(B) the rights of other United States air carriers under normal interchange agreements that are customary in the airline industry and entered into by Lessee in the ordinary course of its business, so long as such agreements do not contemplate a permit or require the transfer of title to such airframe or the engines installed thereon and (C) the Lien of any mortgage which expressly and effectively provides that each Engine or Propeller leased to Lessee hereby shall not become subject to the lien thereof, notwithstanding the installation thereof on an airframe or engine subject to the Lien of such mortgage, unless and until Lessee shall become the owner of such Engine or Propeller free of the Lien of the Loan Agreement; or

         (iv) install an Engine on an airframe or a Propeller on an engine leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, provided (A) such airframe or engine is free and clear of
                    --------
all Liens except the rights of the parties to the lease or conditional sale or other security agreement and their purchasers, mortgagees and encumbrancers covering such airframe or engine and except Liens of the type permitted herein;
(B) Lessee receives (and furnishes to Lessor, within 30 days of the later of the date such Engine or Propeller is installed or the date on which such lease, conditional sale or other security agreement becomes a lien on such airframe or engine) from the lessor, conditional vendor or secured party of such airframe or engine a written agreement (which may be the lease or conditional sale agreement or other security agreement covering such airframe) whereby such lessor, conditional vendor or secured party and each of the purchasers, mortgagees and encumbrancers of such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in any Engine or Propeller by reason of such Engine or Propeller being installed on such airframe or engine at any time while such Engine or Propeller is subject to this Lease or to the Lien of the Loan Agreement or is owned by Lessor; and (C) Lessor receives from counsel for Lessee (which counsel may be an employee of Lessee) an opinion, in form and substance satisfactory to Lessor, to the effect that no creditors of, or bona fide purchasers from, the lessor or conditional vendor of such airframe or engine will acquire any right, title or interest in such Engine or Propeller by reason of such Engine or Propeller being installed on such airframe or engine at any time while such Engine or Propeller is subject to this Lease.

     Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer or sublease had not occurred. No interchange agreement, sublease or other relinquishment of possession of the Airframe or any Engine or Propeller shall in any way discharge or diminish any of Lessee's obligations to Lessor or constitute a waiver of any of Lessor's rights and remedies hereunder. In the event Lessee shall have received from the lessor, conditional vendor or secured party of any airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement a written agreement complying with clause (B) of subparagraph (iv) of this paragraph (b), and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines or propeller or propellers owned by the lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe or any propeller being attached to any Engine at the time while such engine or propeller is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with clause (C) of subparagraph (iii) of this paragraph (b) that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine or propeller subject to the lien of such mortgage as the result of such engine being installed on the Airframe for any propeller being installed on any Engine at any time while such engine or propeller is subject to the lien of such mortgage.

         (c) Lessee will cause to be affixed to and maintained in the cockpit of the Aircraft in a clearly visible location and on each Engine a plate of a size and shape acceptable to Lessor bearing the following legend:

     LEASED FROM AMERICAN FINANCE GROUP, INC. AS SUCCESSOR
     TRUSTEE AND LESSOR.


     Except as above provided, Lessee will not allow the name of any Person to be placed on the Aircraft as a designation that might be interpreted as a claim of ownership; provided, however, that Lessee may cause the Aircraft to be
              --------  -------
lettered with its name or in some other appropriate manner for convenience of identification of the interest therein of Lessee and to bear insignia plates or other markings identifying the supplier or manufacturer of the Aircraft or any parts thereof.

     7.  Replacement of Parts; Alterations, Modifications and Additions
         --------------------------------------------------------------

         (a) Replacement of Parts. Lessee, at its own cost and expense, will
             --------------------
promptly replace all Parts that may from time to time be incorporated or installed in or attached to the Airframe, Engine, or Propeller and that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 7 with respect to Obsolete Parts. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee, except as otherwise provided in paragraph (c) of this
Section 7, will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts (such Parts, for purposes of this Section 7, called "Replacement Parts") shall be free and clear of all Liens and shall be in as good operating condition as, and shall have value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe, Engine, or Propeller shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to the Airframe, Engines, or Propellers and that meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe, Engines, or Propellers as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in Lessor, and (iii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe, Engines, or Propellers for all purposes hereof to the same extent as the parts originally incorporated or installed in or attached to the Airframe, Engines, or Propellers.

         (b) Pooling of Parts. Any Part removed from the Airframe, Engine, or
             ----------------
Propeller as provided in paragraph (a) of this Section 7 may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with other United States air carriers, provided that the Part replacing such removed Part shall be
          --------
incorporated or installed in or attached to the Airframe, Engines or Propellers in accordance with such paragraph (a) as promptly as possible after the removal of such removed part. In addition, any Replacement Part when incorporated or installed in or attached to the Airframe, Engines, or Propellers in accordance with such paragraph (a) may be owned by a United States air carrier subject to such a normal pooling arrangement, provided that Lessee, at
                                                      --------
its expense, as promptly thereafter as possible, either (i) causes title to such Replacement Part to vest in Lessor in accordance with such paragraph (a) by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all liens or (ii) replaces such Replacement Part by incorporating or installing in or attaching to the Airframe, Engines, or Propellers a further Replacement Part owned by Lessee free and clear of all Liens and by causing title to such further Replacement Part to vest in Lessor in accordance with such paragraph (a).

      (c) Alterations, Modifications and Additions. Lessee, at its own expense,
          ----------------------------------------
will make such alterations and modifications in and additions to the Airframe, Engines, and Propellers as may be required from time to time by the FAA or other Governmental Body having jurisdiction as a condition to the use of the Airframe, Engines and Propellers in ordinary commerical passenger service, unless the validity of such requirements is being contested by appropriate legal proceedings and non-compliance therewith does not impose a material risk of material penalties on Lessee, Lessor, or Lender. In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe, Engines, or Propellers as Lessee may deem desirable in the proper conduct of its business, including without limitation, removal of Obsolete Parts; provided that no such alteration, modification or addition shall
                --------
diminish the value or utility of the Airframe, Engines or Propellers or impair the value, utility, condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Airframe, Engines or Propellers were then of the value or utility and in the condition and airworthiness required to be maintained by the terms of this Lease. So long as no Event of Default exists, Lessee may, at any time during the Term, hereof, remove any Part (i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed or attached to the Airframe, Engines or Propellers at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part,(ii) which is not required to be incorporated or installed in or attached or added to the Airframe, Engines or Propellers pursuant to the terms of Section 6 or this
Section 7 and (iii) which can be removed from the Airframe, Engines or Propellers without causing material damage to the Airframe, Engine or Propeller or diminishing or impairing the value, utility, condition or airworthiness which the Airframe, Engines or Propellers would have had at such time had the addition of such Part not occurred (such Part, for purposes of this paragraph (c), called a "Removable Part"). Title to all Parts incorporated or installed in or attached or added to the Airframe, Engines, or Propellers as the result of alterations, modifications or additions under this paragraph (c), except Removable Parts, shall, without further act, vest in Lessor. Title to any Removable Parts shall not vest in Lessor, and upon the removal by Lessee of any Removable Part as above provided, such Removable Part shall no longer be deemed part of the Airframe, Engines or Propellers from which it was removed. Any Removable Part not removed by Lessee as above provided prior to the return of the Airframe, Engines, or Propellers to Lessor hereunder shall become the property of Lessor at the time of such return.

     Lessee may, at its own expense, make such improvements, modifications or additions to the Airframe, Engines, or Propellers (which improvement, modification or addition shall not decrease the value and utility of the Aircraft, Engine or Part, as the case may be) as are not readily removable without causing material damage to the Airframe, Engines or Propellers (any such improvement, modification or addition being hereinafter referred to as a "Nonseverable Improvement"), without giving notice to Lessor thereof; provided,
                                                                      --------
however, that Lessee shall notify Lessor in advance of any such Nonseverable
- -------
Improvement the cost of which exceeds $250,000. Any such Nonseverable Improvement shall thereupon become part of the Airframe, Engines or Propellers and the property of Lessor. Lessee, with respect to such Nonseverable Improvement, shall have the same obligations hereunder as with respect to the Airframe, Engines or Propellers.

     Lessee shall provide Lessor not less than 90 days before the end of the Basic Lease Period with a list of all Removable Parts which it is entitled to and intends to remove at such end date or termination. Lessee will consider in good faith such offer as Lessor may make to purchase such Removable Parts.

     8.   Loss, Destruction, Requisition, Etc.
          -----------------------------------
     Commencing upon acceptance of the Aircraft by Lessee on the Delivery Date hereunder and continuing until the termination of this Lease and the return by Lessee of the Aircraft to Lessor at the airport designated by Lessor pursuant to and in accordance with the terms of Section 15, Lessee assumes the entire risk of loss for the Aircraft.

          (a)  Event of Loss with Respect to the Airframe: Payment. Upon the
               ---------------------------------------------------
occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines or engines and Propellers or propellers then installed on the Airframe, Lessee shall forthwith (and, in any event, within 10 days after such occurrence) give Lessor written notice of such Event of Loss, and on or before the earlier of (i) 45 days following such occurrence of such Event of Loss and
(ii) the date of receipt of insurance payments in respect of such occurrence, Lessee shall pay to Lessor the sum of (A) the Termination Value for the Aircraft computed as of the Rent Payment Date next following the date on which such Event of Loss occurred (or, if such Event of Loss occurred on a Rent Payment Date, computed as of such Rent payment Date), (B) any Basic Rent otherwise due and payable on or before the Rent Payment Date next following the date on which such Event of Loss occurred, and (C) any Supplemental Rent otherwise due and payable; and, upon payment in full of such Termination Value and all such other amounts, (A) the obligation of Lessee to pay all succeeding installments of Basic Rent hereunder with respect to the Aircraft shall terminate and (B) provided that no Event of Default shall have occurred and be continuing, Lessor will transfer to Lessee or to Lessee's insurer the Airframe and the Engines and Propellers. Such transfer to Lessee shall not affect or limit in any way any obligations of Lessee hereunder unless specifically discharged by such payment of Termination Value and Rent.

     (b)  Event of Loss with Respect to an Engine or Propeller: Replacement.
          -----------------------------------------------------------------
Upon the occurrence of an Event of Loss with respect to an Engine or Propeller in any case where the provisions of paragraph (a) of this Section 8 are not applicable, Lessee shall give Lessor prompt written notice thereof and shall, within 45 days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine or Propeller with respect to which such Event of Loss occurred, title to another engine or propeller of the same make and model (or engine or propeller of the same manufacturer of equivalent utility and value and suitable for installation and use on the Airframe or Engine constituting part of the Aircraft) free and clear of all Liens whatsoever and having a value and utility at least equal to, and being in as good operating condition as, the Engine or Propeller with respect to which such Event of Loss occurred, but in all events in at least as good condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss and of the same make and model as the other Engines and Propellers and in such case, Lessee, at its own expense, will prior to or at the time of any such conveyance (i) furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to such Replacement Engine or Propeller,
(ii) cause a supplement hereto, in form and substance satisfactory to Lessor, subjecting such Replacement Engine or Propeller to this Lease, to be duly executed by Lessee and recorded pursuant to the Federal Aviation Act of 1958, as amended, (iii) furnish Lessor with such evidence of Lessee's title to such Replacement Engine or Propeller (including, if requested, an opinion of Lessee's counsel) and of compliance with the insurance provisions of Section 9 with respect to such Replacement Engine or Propeller as Lessor may reasonably request; iv) furnish such documents and evidence as Lessor or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Section 9(b), the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth in this Section 9(b), in each case in form and substance satisfactory to such party; and (v) take such other action as Lessor may reasonably request in order that such Replacement Engine or Replacement Propeller be duly and properly titled in Lessor, leased hereunder and subjected to the Lien of the Loan Agreement to the same extent as the Engine or propeller replaced thereby. Upon full compliance by Lessee with the terms of this paragraph (b) Lessor will transfer to Lessee (i) the Engine or Propeller with respect to which such Event of Loss occurred and (ii) all claims for damage to such Engine or Propeller, if any, against third persons arising from the Event of Loss (except to the extent any insurance carrier requires that such claims be assigned to it). For all purposes hereof, each such Replacement Engine or Replacement Propeller shall be deemed part of the property leased hereunder, shall be deemed an "Engine" or "Propeller" as defined herein and shall be deemed part of the same Aircraft as was the Engine or Propeller replaced thereby. An Event of Loss covered by this paragraph (b) shall not result in any reduction in Basic Rent.

     (c)  Application of Payments from Governmental Bodies or Others. Any
          ----------------------------------------------------------
payments (other than insurance proceeds the application of which is provided for in Section 9) received at any time by Lessor or by Lessee from any Governmental Body or other party with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe, Engines, or Propellers (other than a requisition for use by the United States Government), will, if paid to Lessee shall immediately be paid over to Lessor except to the extent Lessee is then entitled to such amounts pursuant to (i) and (ii) below, and in any event be applied as follows:

          (i) if such payments are received with respect to the Airframe or any airframe and the Engines or engines then installed on the Airframe and the Propellers or propellers then attached to such Engines or engines, so much of such payments as shall not exceed the Termination Value required to be paid by Lessee pursuant to paragraph (a) of this Section 8 and any past due Rent shall be applied in reduction of Lessee's obligation to pay such Termination Value and any past due Rent, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Termination Value and any past due Rent, and the balance, if any, of such payment remaining thereafter will be retained by Lessor; and

          (ii) if such payment is received with respect to an Engine not then installed on the Airframe or under the circumstances contemplated by paragraph
(b) of this Section 8, all such payments shall be paid over to, retained by, Lessee, provided Lessee shall have fully performed the terms of this

Section 8 with respect to the Event of Loss for which such payments are made and provided no Event of Default shall have occurred and be continuing.


     (d)  Requisition for Use by United States Government with Respect to the
          -------------------------------------------------------------------
Airframe, Engines and Propellers. Upon the requisition for use by the United
- --------------------------------
States Government of the Airframe or an airframe and the Engines or engines then installed on the Airframe and the Propellers or propellers then attached to such Engine or engine during the Term for the Aircraft, all Lessee's obligations under this Lease with respect to the Aircraft shall continue, to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from the United States Government for the use of the Airframe, Engines or engines and Propellers or propellers during the Term for the Aircraft shall be paid over to, or retained by, Lessee, provided no Event of Default shall have occurred and be continuing. All payments received by Lessor or Lessee from the United States Government for the use of the Airframe, Engines and Propellers after the Term for the Aircraft shall be paid over to, or retained by, Lessor. Lessee shall promptly notify Lessor in writing of such requisition. In the event of any such requisition for use, Lessee agrees to use its best efforts to obtain reimbursement from the United States Government to Lessor for damages suffered by Lessor as a result of such requisition for use. Lessee agrees to notify Lessor promptly in writing in advance of the time when any negotiations between Lessee and the United States Government with respect to any such requisition shall commence and will consult with Lessor regarding methods or procedures that are most appropriate to effect recovery from the United States Government for any damage suffered by Lessor by reason of such requisition for use.

     (e)  Requisition for Use by United States Government of an Engine or
          ---------------------------------------------------------------
Propeller Not Installed on the Airframe. In the event of the requisition for use
- ---------------------------------------
by the United States Government of any Engine or Propeller not then installed on the Airframe or of any Propeller not then attached to an Engine, Lessee shall replace such Engine or Propeller hereunder by complying with the terms of paragraph (b) of this Section 8 to the same extent as if an Event of Loss had occurred with respect to such Engine or Propeller, and any payments received by Lessor or Lessee from the United States Government with respect to such requisition shall be paid over to, or retained by, Lessee, provided no Event of Default shall have occurred and be continuing.

     (f)  Application of Payments Other Than for an Event of Loss. Any payments
          -------------------------------------------------------
received at any time by Lessor or by Lessee from any Governmental Body, insurer or other Person with respect to loss or damage to or requisition for use of the Airframe, Engines or Propellers not constituting an Event of Loss shall be applied in payment for repairs or for replacement property in accordance with Sections 6 and 7 and any balance remaining after compliance with such sections with respect to such damage or loss shall be paid over to or retained by Lessee if Lessor receives from Lessee notice that the property so damaged or lost has been repaired or replaced in full and that the costs of such repairs or replacements have been paid in full. If such repairs or replacements are made pursuant to contracts requiring progress payments or are made by Lessee, such proceeds, if received by Lessee, shall be paid over to Lessor and remitted by Lessor to Lessee from time to time upon appropriate certification by Lessee.

     (g)  Application of Payments During Existence of an Event of Default. Any
          ---------------------------------------------------------------
amount referred to in paragraph (c), (d), (e) or (f) of this Section 8 that is payable to Lessee shall not be paid to Lessee if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be held by Lessor, as security for the obligations of Lessee under this Lease and at such time as there shall not be continuing such Event of Default such amount, unless theretofore otherwise applied in exercise of Lessor's remedies hereunder, shall be paid to Lessee.

     9.   Insurance.
          ---------

     (a) Lessee shall maintain at all times on the Aircraft, at its expense, property damage, all risk hull and liability insurance, against such risks, in such form and with such insurers as will be reasonably satisfactory to Lessor, and including, without limitation, the following: all risk ground and flight insurance on the Aircraft in an amount which shall not on any date be less than (and Lessor shall not require such amount to be any greater than) the Termination Value of the Aircraft as of such date, with no deductible in excess of $100,000 per occurrence if on the ground and $250,000 per occurrence if in the air; aircraft liability (including passenger liability) insurance in an amount which shall not on any date be less than (and Lessor shall not require such amount to be greater than) $100,000,000 or such higher amount carried by Lessee on the remainder of its fleet on such date, with no deductible in excess of $250,000; and at least 15 days prior to any use or operation of the Aircraft outside of the areas designated in Section 6, war risk (including expropriation) insurance on the Aircraft in an amount which shall not on any date be less than (and Lessor shall not require such amount to be any greater than) the Termination Value of the Aircraft as of such date, which insurance shall cover the Aircraft for the period of time for which the Aircraft is being or will be used or operated outside of the Areas designated in Section 6, and shall be in full force and effect throughout any geographic areas at any time traversed by the Aircraft.

     Lessee shall arrange for appropriate certification of coverages and forms of endorsements to be made promptly to Lessor by the underwriters of any policies carried in accordance with this Section 9 covering the Aircraft and any policies taken out in substitution or replacement thereof. All such policies:

     (1) shall be payable in lawful currency of the United States in the United States;

     (2) shall not impose liability on Lessor or Lender to pay premiums for such insurance;

     (3) shall (a) insure Lessor and Lender regardless of any breach or violation of any warranty, declaration or condition contained in such policies, including without limitation operation of the Aircraft by non-certified pilots;
(b) be primary without right of contribution from any other insurance carried by Lessor and/or Lender; (c) waive any rights of subrogation and any rights of set off, counterclaim or deduction against each named insured; (d) provide for 30 days' notice of cancellation, material change, nonrenewal, expiration or lapse prior to the effectiveness thereof against Lessor or Lender;

     (4) in the case of policies covering liability, shall name Lessor as owner of the Aircraft and Lender as additional insureds and shall be endorsed to acknowledge and include the contractual liability of Lessee herein;

     (5) in the case of policies covering loss or damage to the Aircraft, shall be made payable to Lessor and Lender as their respective interests may appear and shall be endorsed to provide the foregoing coverages and other standard commercial endorsements reasonably satisfactory to Lessor and Lender.

     If Lessee fails to maintain insurance as herein provided, Lessor may at its option provide such insurance and, in such event, Lessee shall upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof.

     Lessee and Lessor shall each have the right to carry additional insurance on the Aircraft for its own benefit in amounts over and above the amounts required by the foregoing provisions provided however no hull insurance carried
                                     -------- -------
by Lessor in an amount exceeding the Termination Value of the Aircraft shall interfere with Lessee's ability to obtain such insurance in an amount exceeding such Termination Value.

     Lessee will furnish to Lessor (i) on the date hereof, and (ii) annually a report, signed by a firm of independent aircraft insurance brokers, appointed by Lessee, reasonably satisfactory to Lessor, stating the opinion of such firm that the insurance as of the date of such report carried and maintained on the Aircraft complies with the terms thereof.

     10.  Inspection.
          ----------

     Lessor and Lender and their respective authorized representatives may inspect (subject to Lessee's normal requirements regarding operations and security and not more than once a quarter), at their own expense, the Aircraft and the books and records of Lessee with respect to the Aircraft, and make copies and extracts therefrom, and may discuss Lessee's affairs, finances and accounts relating to the Aircraft with its officers, and Lessee shall furnish to Lessor statements accurate in all material respects regarding the condition and state of repair of the Aircraft, all upon such reasonable notice and at such reasonable times during normal hours and as often as may be reasonably requested and all at the expense of the Person requesting the same. Lessor and Lender shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

     11.  Assignments.
          -----------

     Except as otherwise expressly provided herein, Lessee will not, without the prior written consent of Lessor (such consent not to be unreasonably withheld), assign any of its rights hereunder or sublease or otherwise transfer its interest in the Aircraft.

     12.  Events of Default.
          -----------------

     The following events shall each constitute an event of default (herein called "Event of Default") under this Lease (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Body):

          (a) Lessee shall fail to make any payment of Basic Rent within ten days after the date when due or shall fail to make any other payment of Rent within twenty days after the date when due; or

          (b) Lessee shall fail to maintain the insurance required by Section 9, or to perform or observe any of the covenants contained in Section 6(b) or
Section 11;

          (c) Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for 30 days after the earlier of (a) the date on which Lessee obtains actual knowledge of such failure; or (b) the date on which notice thereof shall be given by Lessor to Lessee; or

          (d) any representation or warranty made by Lessee herein or in any document, certificate or financial or other statement now or hereafter furnished Lessor in connection with this Lease shall prove at any time to have been untrue or misleading in any material respect as of the time when made; or

          (e) Lessee shall default beyond any applicable grace period in the payment or performance of any obligation of Lessee owing to Lessor; or

          (f) Lessee shall (A) default in the payment of any installment or other payment for borrowed money or under any lease or for the deferred purchase price of property, including interest thereon, beyond the period of grace, if any, provided with respect thereto if the total amount of borrowed money or the total of all payments remaining to be paid under such lease or deferred payment contract exceeds $1,500,000, or (B) default in the performance or observance of any other term, condition, or agreement contained in any obligation for borrowed money or obligation under a lease or for the deferred purchase price of property or in any agreement relating thereto if the total of all payments remaining under such lease or deferred payment contract exceeds $1,500,000, if the effect of such default is to cause the holder or beneficiary of such obligation to accelerate the maturity of such obligation or to realize upon any collateral given as security therefor; or

          (g) the filing of a petition seeking a reorganization, arrangement, adjustment, or composition of or in respect of Lessee in an involuntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of Lessee or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of Lessee, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (h) the institution by Lessee of proceedings to be adjudicated a bankrupt or insolvent, or the consent by Lessee to the institution of bankruptcy or insolvency proceedings against it, or the commencement by Lessee of a voluntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Lessee to the filing of any such petition or to the appointment of or taking possession by receiver, liquidator, assignee, trustee, custodian, or sequestrator (or other similar official) of Lessee or of any substantial part of its property, or the making by Lessee of any assignment for the benefit of creditors or the admission by Lessee of its inability to pay its debts generally as they become due or its willingness to be adjudicated a bankrupt or the failure of Lessee generally to pay its debts as they become due or the taking of corporate action by Lessee in furtherance of any of the foregoing.

     13.  Remedies.
          --------

     If a Event of Default shall occur and be continuing Lessor may, at its option, declare this Lease to be in default; and at any time thereafter Lessor may do any one or more of the following with respect to the Aircraft or any part thereof as Lessor in its sole discretion shall elect, to the extent permitted by applicable law then in effect:

          (a) demand that Lessee, and Lessee shall at its expense upon such demand, return the Aircraft promptly to Lessor, in the condition required by
Section 15(a), at such place in the continental United States of America as Lessor shall specify, or Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of the Aircraft and remove the same by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (b) with or without taking possession thereof, sell the Aircraft, Airframe, Engines, and/or Propellers, in one or more public or private sales, severally or in lots with or without notice, advertisement or publication, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto;

          (c) in order to preserve for Lessor the benefits intended by the transactions contemplated, hereunder, Lessor may proceed under either (i) or
(ii) below, but not under more than one of such clauses:

              (i) whether or not Lessor has exercised, or at any time exercises, any of its rights under paragraph (a) or (b) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date, which shall be a Rent Payment Date not earlier than 20 days from the date of such notice, in order to preserve for Lessor the benefits intended by the transactions contemplated, hereunder, shall cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice all remaining Rent present valued at 9% monthly and return the Aircraft in accordance with the provision in Section 15 hereof; upon its repossession of the Aircraft, Lessor agrees to use commercially reasonable efforts to re-lease the Aircraft to a fully qualified lessee for a term not exceeding the remaining Term of the Lease and shall pay to Lessee, such rent received by Lessor pursuant to this Section 13 (c)(i), as and when received by Lessor, which equals those amounts theretofore received by Lessor from Lessee pursuant to this Section 13 (c)(i);

          (ii) receive from Lessee (and sue to enforce the payment thereof), as liquidated damages for loss of the bargain and not as a penalty, and in addition to all accrued and unpaid Basic Rent and other sums due under the Lease, an amount equal to the Termination Value calculated as of the Rent Payment Date for the last payment of Basic Rent actually received by Lessor interest thereon at the Overdue Rate from the date of such Rent Payment Date until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate this Lease and, at its option, either pay over to Lessee as, when and if received, any net proceeds (after all costs and expenses) from any sale, lease or other disposition of the Aircraft, or convey to Lessee all of its right, title and interest in and to the Aircraft, as is, where is and with all faults, without recourse and without warranty except that the Aircraft shall be free and clear of any liens and encumbrances created by or through Lessor;

          (d) Lessor may terminate this Lease as to the Aircraft and may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages or the breach hereof.

          (e) In addition to the other obligations of Lessee under this Section 13, Lessee shall be liable, except as otherwise provided in this Section 13, for any and all unpaid Rent due thereunder and any interest owing under Section 3(c)(iii) before, after or during the exercise of any of the foregoing remedies and for all legal fees (including the allocated charges of internal counsel) and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's or Lender's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Aircraft, the Airframe, any Engine, or Propeller in accordance with the terms of Section 15 or in placing the Aircraft, the Airframe or any Engine, or Propeller in the condition and airworthiness required by Section 15. Except as otherwise expressly provided above, no remedy referred to in this section 13 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and the exercise or beginning of exercise of any one or more of such remedies shall not be deemed an election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies.

     Upon the transfer by Lessor of its right, title and interest in and to the Aircraft to a third party or upon a termination pursuant to Section 13(d), the obligation of the Lease under this Lease to pay Rent shall terminate with respect to the Aircraft except for the obligation of Lessee to pay the amounts set forth in this Section 13.

          (f) To the full extent that Lessee may lawfully agree, (i) Lessee agrees that it will not at any time claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in effect in order to prevent of delay the enforcement of this Lease or the absolute sale of the Aircraft, the Engines, the Propellers, or any part thereof or the possession thereof by any purchaser at any sale pursuant to this Section 13, and (ii) Lessee hereby waives the benefit of all such laws. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     14.  Lessor's Right to Perform.
          -------------------------

     If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest, to the extent permitted by applicable law, thereon, at the Overdue Rate per annum from the date of the making of such payment or the incurring of such expenses by Lessor to the date of payment of such Supplemental Rent by Lessee, shall be deemed Supplemental Rent, payable by Lessee upon demand.

     15.  Expiration of Lease Term.
          ------------------------

          (a)  Return.
               ------

               (i) Lessee shall, upon the expiration, cancellation or earlier termination of the Term of the Aircraft, return the Aircraft to Lessor at Hanscom Field, Bedford, Massachusetts. Until the Aircraft is returned to Lessor pursuant to the provisions of this Section, all of the provisions of this Lease with respect thereto shall continue in full force and effect. Lessee shall pay all the costs and expenses in connection with or incidental to the return of the Aircraft, including, without limitation the cost of removing, assembling, packing, insuring and transporting the Aircraft.

          (ii) At the time of such expiration, cancellation or termination of the Term, and at the time of such return, (A) the Aircraft shall be in the condition and repair required to be maintained by and otherwise in full compliance with Sections 6 and 7 hereof and free and clear of all Permitted Liens except those described in (i) through (iv) of the definition of Permitted Liens; (B) the Aircraft shall have installed all Engines and Propellers, or Replacement Engines or Replacement Propellers, as the case may be, (C) shall be in as good condition, state of repair and appearance as when delivered to Lessee ordinary wear and tear and changes and alterations properly made by Lessee as permitted under this Lease excepted; and (D) shall be in good operating condition as required by Section 6(a) hereof. Lessee shall pay for any repairs necessary to restore the Aircraft to such condition. In addition, the Aircraft shall have a currently effective Airworthiness Certificate issued by the FAA and be in compliance with all airworthiness directives issued by the FAA and all FAA mandated manufacturers' change notices and/or service bulletins including all recommended service bulletins with which the Lessee has completed for a majority of other aircraft similar to the Aircraft in its control or operations. If before the expiration, cancellation or termination of the Term, an airworthiness directive, an FAA mandated manufacturers' change notice or service bulletin is issued which requires any modification or improvement in the Aircraft or any Engine, Propeller or Part by a date within six months after the date of expiration, cancellation or termination of the Term, then Lessee shall either (i) make such modification or improvement prior to the date of expiration, cancellation or termination of the Term, or (ii) pay to Lessor on the date of such expiration, cancellation or termination, an amount equal to the cost of Lessee making such modification or improvement. Lessee, upon Lessor's written request, agrees to perform any such modifications or improvements. All markings of Lessee on the Aircraft shall be removed by Lessee by methods approved by Lessor. Lessee shall execute and deliver to Lessor such instruments of release and termination of this Lease as to the Aircraft, in form suitable for recording at the FAA Aircraft Registry and other public offices, as Lessor may reasonably request to make clear upon public records that the Aircraft is free and clear of all rights of Lessee therein hereunder or otherwise, and shall authorize Lessor to date such instruments with the effective date of expiration or earlier cancellation or termination of the Term of this Lease as to the Aircraft.

          (iii) When the Aircraft is returned to the Lessor, the Lessee will have performed a full 2,500 hour inspection on the Airframe within the last 100 hours and each life limited part or component of any Engine or Replacement Engines or Propeller or Replacement Propellers, as the case may be, shall have no less than an average fifty percent time remaining on its life, whether measured in hours or cycles, before replacement or rebuilding is required; such life limitation to be determined by manufacturers' service bulletins and in the event Lessee cannot meet the above conditions with respect to the Engines or Replacement Engines, as the case may be, and Propellers or Replacement Propellers, as the case may be, Lessee shall pay a dollar amount per hour per each such item for each hour by which the times on each such item shall exceed fifty percent of Lessee's allowable time of operation between overhauls, which dollar amount reflects Lessee's pro rata cost of the overhaul on each such item, however, each Engine or Replacement Engine, as the case may be, shall be returned with a fresh hot section within 250 hours of operation and no other part or component of any Engine or Replacement Engines, as the case may be, or any Propeller or Replacement Propellers, as the case may be, have less than twenty five percent time remaining on its life, whether measured in hours or cycles before replacement or rebuilding is required, such life limitation to be determined by manufacturers' service bulletins.

          (iv) Lessee shall also deliver to Lessor upon the return of the Aircraft, all aircraft log books, manuals, certificates, data, inspections, modification and overhaul records applicable to the Aircraft required to be maintained with respect thereto under applicable rules and regulations of the FAA.

          (v) Specific Items.   With respect to the Aircraft, the following
specific items in paragraphs (a) - (g), shall be in the following general condition or, to the extent addressed in Lessee's maintenance manual or maintenance procedures, in the condition required by such manual or procedures normal wear and tear excepted. (a) The Aircraft shall: (1) be clean; (2) have installed the full complement of equipment, parts and accessories and loose equipment, as delivered, as would remain installed in the Aircraft if the Aircraft were to remain in Lessee's service, and shall be in a condition suitable for operation in commercial service; (3) comply with the manufacturer's original specifications therefore, as amended and to the extent still in effect; (4) have been inspected and treated with respect to corrosion as defined in the Lessee's maintenance manual. (b) The fuselage, windows and doors each shall be with respect to: (1) the fuselage, free of major dents and abrasions, all scab patches will be to Lessee's maintenance manual standards and loose or pulled rivets shall be corrected to Lessee's maintenance manual procedures; and
(2) all windows, free of delamination and replaced in accordance with Lessee's maintenance manual procedures; (c) The wings and empennage shall each have: (1) all control surfaces waxed and polished; (2) all unpainted cowlings and fairings polished; and (3) notwithstanding Lessee's maintenance manual or maintenance procedures, all wings free of fuel leaks. (d) The condition of the interior of the Aircraft shall be such that the appearance and serviceability of the interior shall be to a standard at least equal to the average of Lessee's other aircraft. (e) All cockpit decals shall be clean, secure and legible;
(f) The fuselage shall be substantially free from corrosion or shall be adequately treated and an approved corrosion prevention program shall be in operation and all fuel tanks shall be free from contamination and corrosion and a tank treatment program shall be in operation; and (g) the general condition of the Aircraft upon return will be a condition equal to that of the average of the fleet.

          (vi) Upon any expiration or termination of the Lease, upon the written request of Lessor, Lessee agrees to provide Lessor at Lessee's expense with storage, insurance and facilities which shall be sufficient to properly preserve the Aircraft for up to 30 days at Lessee's facilities. If required by Lessor, Lessee shall provide an additional 60 days' storage facilities upon mutually agreeable terms and conditions.

     16.  Federal Bankruptcy Act.
          ----------------------

     To the extent provided thereby (or to the fullest extent it may lawfully so agree whether or not provided thereby) Lessee hereby agrees in accordance with the provision of Title 11 U.S.C. Section 1110, if applicable, or any analogous section of the federal bankruptcy laws, as amended from time to time, that the title of Lessor to the Aircraft and any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of the Federal bankruptcy law, as amended from time to time, including, without limitation, the provisions of Section 362 or 363 of such Title or other analogous part of any superseding statute, as amended from time to time.

     17.  Further Assurance.
          -----------------

     Forthwith upon the execution and delivery of the Lease Supplement, Lessee will cause such supplements to be duly filed and recorded and, in the case of the Aircraft, will also cause this Lease and the Loan Agreement to be duly filed and recorded in each case in accordance with the Federal Aviation Act of 1958, as amended. In addition, Lessee will promptly and duly execute and deliver to Lessor and to such other persons as Lessor shall reasonably designate such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect (i) the rights and remedies created or intended to be created in favor of Lessor hereunder, and
(ii) the Lien of the Loan

Agreement, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, in recordable form subjecting to this Lease any Replacement Engine or Replacement Propeller and the recording or filing of counterparts hereof or thereof, or of financing statements with respect hereto, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable. On or before the one hundred twentieth day of each fiscal year, commencing with the first fiscal year beginning on or after April 1, 1988, Lessee shall deliver to Lessor a certificate of Lessee, signed by the President or the principal accounting or financial officer of Lessee, to the effect that the signer is familiar with or has reviewed the relevant terms of the Lease and has made, or caused to be made under his supervision, a review of the transactions and condition of Lessee during the preceding fiscal year, and that such review has not disclosed the existence during such calendar year, nor does the signer have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto.

     18.  Notices.
          -------

     All notices required under the terms and provisions hereof shall be in writing, and any such notice shall be addressed to the recipient at its address set forth above (or such other address as hereinafter designated by Lessor or Lessee) and shall become effective when received by addressee.

     19.  Net Lease, No Set-Off, Counterclaim, Etc.
          ----------------------------------------

     THIS LEASE IS A NET LEASE, AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE'S OBLIGATION TO PAY ALL RENT HEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH RENT, SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT ("ABATEMENTS") FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ABATEMENTS DUE TO ANY PRESENT OR FUTURE CLAIMS OF LESSEE AGAINST LESSOR UNDER THIS LEASE OR OTHERWISE, AGAINST MANUFACTURER OR VENDOR, OR AGAINST ANY OTHER PERSON FOR WHATEVER REASON, INCLUDING, WITHOUT LIMITATION: (i) any default, misrepresentation, negligence, gross negligence, misconduct, willful misconduct or other action or inaction of any kind by Lessor, Lender, any manufacturer or seller of any part of the Aircraft, Lessee, or any other Person, whether under or in connection with this Lease or any other document relating to this Lease;
(ii) the insolvency, bankruptcy, reorganization or cessation of existence, or discharge or forgiveness of indebtedness of, any entity or Person referred to in clause (i) above or any other Person, including, without limitation, with respect to the Lender only, the disaffirmance or rejection of this Lease pursuant to Section 365(a) of the United States Bankruptcy Code (or any successor thereto); (iii) the invalidity, unenforceability, impossiblity or illegality of performance of this Lease or any other agreement referred to in clause (i) above for any reason; (iv) any defect in the title, condition, design, operation or fitness for use of, or any Lien or other restriction of any kind upon, all or any part of the Aircraft, any loss or destruction of, or damage to, the Aircraft, or any interruption in or cessation of the ownership, possession, operation or use of any thereof for any reason whatsoever; (v) any restriction, prevention or curtailment of or interference with the Aircraft or the use thereof or any part thereof for any reason whatsoever, including, without limitation, by any Governmental Body; (vi) any applicable laws now or hereafter in force; (vii) any failure to obtain any required governmental consent for a transfer of rights or title to Lessor, Lessee or any other Person;
(viii) any amendment or other change of, or any assignment of any rights hereunder, or any waiver or other action or inaction under or in respect of this Lease, or any exercise of non-exercise of any right or remedy under or in respect to this Lease, including, without limitation, the exercise of any foreclosure or other remedy under the Loan Agreement or this Lease or the sale of the Aircraft or any portion thereof or interest therein; or (ix) any other cause dissimilar to any of the foregoing, any present or future law notwithstanding. It is the intention of the parties hereto that all Rent payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. If for any reason whatsoever this Lease is terminated in whole or in part by operation of law or otherwise except as specifically provided herein Lessee nonetheless may agree to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each Rent payment made pursuant to this Lease by Lessee shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever. Nothing in this section shall be construed to preclude Lessee from bringing any suit at law or in equity which it would otherwise be entitled to bring for breach of any representation, warranty, covenant or duty of Lessor hereunder.

     20.  Ownership by Lessor; Security for Lessor's Obligation to Lenders;
          -----------------------------------------------------------------
Lessor's Assignment.
- -------------------

     The Aircraft is and shall at all times remain the sole and exclusive property of Lessor, its successors and assigns subject only to the Lien of the Loan Agreement. The only interest Lessee shall have in the Aircraft is that of a lessee hereunder.

      To secure the Obligations under the Loan Agreement, Lessor has agreed in the Loan Agreement, among other things, to assign this Lease and the Lease Supplement and to mortgage the Aircraft. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart marked "Original". Lessee hereby accepts and consents to the assignment of all of Lessor's right, title and interest in and to this Lease pursuant to the terms of the Loan Agreement, including, without limitation, the right to receive payment of any Rent or any other payment due under this Lease, the right to transfer or assign title to the Aircraft this Lease, and the right to make all waivers, election and agreements, to give all notices, consents and releases, or take all action upon the happening of an Event of Default under this Lease or to do any and all other things whatsoever which Lessor is or may become entitled to do under this Lease; provided, however, that Lessor shall remain liable for the performance of all of
- --------  -------
the terms, conditions, covenants, and provisions for which it is obligated under this Lease notwithstanding such assignment. Without limiting the generality of the foregoing provisions of this Section 20, Lessee further acknowledges and agrees, (A) to do any and all things required of Lessee hereunder and not to terminate this Lease, notwithstanding any default by Lessor or the existence of any other offset as between Lessor and Lessee or the existence of any other liability or obligation of any kind or character on the part of Lessor to Lessee whether or not arising hereunder; (B) not to require the Lender to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease, all rights of Lessee in any such connection being hereby waived as to the Lender; and (C) to comply with all reasonable requests respecting assignment and to execute any documents (or consents to the assignment) which Lessor or Lender may reasonably request in order to effectuate the foregoing.

     21.  General Indemnity; Expenses.
          ---------------------------

     Lessee hereby agrees at all times to indemnify and hold the Lessor, its Lender and the beneficiaries of any trust relating to the Aircraft or of which Lessor is trustee, and their officers, agents and employees ("Indemnitees") harmless from and against all and any liabilities, losses, claims, proceedings, damages, penalties, fines, fees (including attorneys' fees), costs and expenses whatsoever which may at any time be made or claimed by any person or persons of any description, arising directly or indirectly out of or in any way connected with: (i) the possession, transportation, management, control, use or operation, condition, delivery, leasing, or redelivery of the Aircraft (either in the air or on the ground) or any part of the Aircraft or technical records relating to the Aircraft or Parts, by the Lessee or any other persons; and (ii) the testing, maintenance, repair, service, modification, overhaul, replacement or removal of the Aircraft (either in the air or on the ground) or any part of the Aircraft or technical records relating to the Aircraft or Parts, by the Lessee or any other person on behalf of the Lessee (other than the Lessor or the Lessor's agent); whether or not such liabilities, losses, claims, proceedings, penalties, fines, costs and expenses may be attributable to any defect in the Aircraft or Parts or the technical records relating to the Aircraft or Parts or to the design, testing or use thereof or from any maintenance, service, repair, overhaul, or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise whether during, or after termination of the Lease.

     22.  Quiet Enjoyment.
          ---------------

     So long as no Event of Default exists, Lessor covenants and agrees that neither it nor any person claiming through it shall interfere with the peaceful and quiet enjoyment and use of the Aircraft by Lessee.

     23.  Miscellaneous.
          -------------

     (a)  Counterparts.  This Lease may be executed in any number of
          ------------
counterparts and by the parties hereto on separate counterparts, each of which counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease. Only one counterpart marked "Original" shall exist. Accordingly, such counterpart of this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no other counterpart of this Lease constitutes chattel paper (as so defined), and no security interest in the Lease may be created by the transfer or possession of any counterpart other than the counterpart marked "Original" hereof.


     (b)  Severability, Etc.  The invalidity of any one or more Sections or
          -----------------
clauses of this Lease or of any supplement hereto or of any part hereof or thereof shall not affect the remaining portions of this Lease or of any supplement or any part hereof or thereof, respectively. If one or more of the Sections or clauses contained in this Lease or in any supplement or any part hereof or thereof is held by any court of law to be invalid, this Lease and all supplements shall be construed as if such invalid clauses or Sections or part or parts thereof had not been contained herein or therein. To the extent permitted by applicable law,

Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     (c)  Effect of Headings.  The section and other headings in this Lease and
          ------------------
the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.

     (d)  Operation of Law; Amendments; Waivers.  No term or provision of this
          -------------------------------------
Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought and approved in writing by Lessor.

     (e)  Successors and Assigns.  This Lease and the covenants and agreements
          ----------------------
contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its permitted successors and assigns.

     (f)  Applicable Law.  This Lease shall in all respects be governed by, and
          --------------
construed in accordance with, the laws of the State of Ohio applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the date and year first above written.



                                       AMERICAN FINANCE GROUP, INC. not in
                                       its individual capacity but solely
                                       as Trustee,
                                       as Lessor


                                       By /s/ (Signature Appears Here)
                                         ------------------------------------
                                       Its Executive Vice President



                                       COMAIR, INC.
                                       as Lessee


                                       By /s/ (Signature Appears Here)
                                         ------------------------------------
                                       Its Controller

                                   Exhibit A
                                       To
                                Lease Agreement
                                ---------------




                 LEASE SUPPLEMENT NO. 1, dated ______________ between American Finance Group, Inc., not in its individual capacity but solely as trustee ("Lessor"), and COMAIR, INC. ("Lessee")


     Lessor and Lessee have heretofore entered into the Lease Agreement dated as of May 10, 1988, relating to a Saab model SF 340A aircraft (the "Lease Agreement"); defined terms therein being hereinafter used with the same meanings. The Lease Agreement provides for the execution and delivery of a Lease Supplement for the purpose of leasing the Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     A counterpart of this Lease Supplement will be filed with a counterpart of the Lease Agreement for recordation with the Federal Aviation Administration as one document.

     The Lease Agreement relates to the Airframe, the two Engines and the two Propellers described below, together with the Parts thereof.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient considerations, Lessor and Lessee hereby agree as follows:

      1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following Aircraft, which Aircraft as of the date hereof consists of the following components:

           (i) Airframe: Saab model SF 340A, U.S. registration no. N340SF; manufacturer's serial no. 340A-014.

           (ii) Engines: two General Electric model CT7-5A2 aircraft engines bearing manufacturer's serial nos. GE-E-367187D and GE-E-367147D (each of which has 750 or more rated takeoff horsepower); and

           (iii) Propellers: two Dowty Rotol R320/4-123/F/l four blade aircraft propellers bearing manufacturer's serial nos. DRG/3131/83 and DRG/1682/83 (each of which propellers is capable of absorbing 750 or more rated takeoff shaft horsepower).

     2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     3. Lessee hereby confirms to Lessor that the Airframe and each Engine installed thereon have been duly marked in accordance with the terms of Section 6(c) of the Lease Agreement and that Lessee has accepted the Aircraft for all purposes hereof and of the Lease Agreement as being airworthy, in accordance with specifications, in good working order and repair and without defect of inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except the Lien of the Loan Agreement and the Lease, provided that nothing
                                                           --------
contained herein or in the Lease Agreement shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against manufacturer or any subcontractor or supplier of manufacturer.

     4. All the terms and provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein, and the Aircraft as of the date hereof is fully subject, in all respects, to the terms and conditions of the Lease.

     5. This Lease Supplement may be executed in any number of counterparts, and each of such counterparts, except as provided in Section 21 of the Lease Agreement, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease Supplement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed by their authorized officers as of the day and year first above written.



                                   AMERICAN FINANCE GROUP, INC.,
                                   not in its individual capacity
                                   but solely as Trustee,
                                   as Lessor

                                   By
                                     -----------------------------
                                   Title
                                        --------------------------



                                   COMAIR, INC.
                                   as Lessee

                                   By
                                     -----------------------------
                                   Title
                                        --------------------------

                                   EXHIBIT B
                                      TO
                                     LEASE
                                   AGREEMENT



                            TERMINATION VALUE TABLE

                  RENT PAYMENT                   TERMINATION
                     DATE                           VALUE
                  ------------                   -----------
                                                 $7,500,000
                                                  7,400,000
                                                  7,390,000
                                                  7,380,000
                                                  7,375,000
                                                  7,370,000
                                                  7,365,000
                                                  7,360,000
                                                  7,355,000
                                                  7,350,000
                                                  7,340,000
                                                  7,330,000
                                                  7,320,000
                                                  7,315,000
                                                  7,310,000
                                                  7,305,000
                                                  7,300,000
                                                  7,295,000
                                                  7,290,000
                                                  7,280,000
                                                  7,270,000
                                                  7,260,000
                                                  7,250,000
                                                  7,240,000
                                                  7,235,000
                                                  7,230,000
                                                  7,225,000
                                                  7,220,000
                                                  7,210,000
                                                  7,200,000
                                                  7,195,000
                                                  7,190,000
                                                  7,180,000
                                                  7,170,000
                                                  7,160,000
                                                  7,150,000

                                   EXHIBIT B
                                      TO
                                     LEASE
                                   AGREEMENT

                                  (Continued)


                            TERMINATION VALUE TABLE

                  RENT PAYMENT                   TERMINATION
                     DATE                           VALUE
                  ------------                   -----------
                                                 $7,145,000
                                                  7,140,000
                                                  7,135,000
                                                  7,130,000
                                                  7,125,000
                                                  7,120,000
                                                  7,110,000
                                                  7,100,000
                                                  7,090,000
                                                  7,085,000
                                                  7,080,000
                                                  7,075,000
                                                  7,070,000
                                                  7,065,000
                                                  7,060,000
                                                  7,050,000
                                                  7,030,000
                                                  7,010,000
                                                  6,995,000
And Thereafter

                                   EXHIBIT C
                                      TO
                                     LEASE
                                   AGREEMENT



                            ADDITIONAL SPARE PARTS




Below listed are the spares necessary to support Serial #014:

APP-85     AUTO PILOT PANEL            622-6208-001       $  3,984.00
MSP-85     MODE SELECT PANEL           622-6209-007/008   $  3,740.00
FCC-86B    FLT CONTROL                 622-7492-010       $ 36,812.00
CTL-22     COM CONTROL                 622-6520-001       $  2,120.00
VHF-21A    VHF COM                     622-6389-001       $  6,310.00
CTL-32     NAV CONTROL                 622-6521-009       $  2,120.00
VIR-32     NAV RECEIVER                622-6137-001       $ 10,590.00
CTL-62     ADF CONTROL                 622-6522-001       $  2,120.00
ADF-60B    ADF RECEIVER                622-2873-001       $  6,720.00
ANT-60B    ADF ANTENNA                 622-3710-001       $  2,810.00
CAD-62     CONTROL ADAPTER             622-6590-001       $    665.00
BDI-36     BFSE/DIST. INDICATOR        622-3702-009       $  9,995.00
DME-42     DME R/T UNIT                622-6263-001       $  9,985.00
IND-42C    DME INDICATOR               622-7318-001       $  2,330.00
CTL-92     XPNDR CON622-6523-001       622-6523-001       $  2,120.00
TAI-80A    SAT/TAS INDICATOR           622-2294-014       $  3,780.00
ASI-80F    AIRSPEED IND SERV           622-6728-011       $  9,920.00
           COPILOT ALTIMETER           IDC523-29702-4113  $ 20,000.00
           COPILOT AIRSPD INDICATOR    IDC39948-E2320     $ 15,000.00
           COPILOT VERT SPD IND        IDC40620-E2300     $  5,000.00
           STBY ALTIMETER              IDC57O-31400-007   $ 15,000.00
           STBY AIRSPD IND             IDC530-36950-346   $  6,000.00
           RAD ALT CONVERTER           IDC995-29400-4217  $  9,246.00
           STBY GYRO HORIZON           JET AI-904AH       $ 11,785.00
           BAKER PAX BRIEF SYS         M2000              $  1,848.00

                                                          $196,016.00

Should you have any questions, please call.